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                                                                  EXHIBIT 10.16


                   1998 MANAGEMENT INCENTIVE COMPENSATION PLAN


I.      OBJECTIVE

        The objective of this plan is to provide incentives to those senior executives of FP Bancorp and First Pacific National Bank who can most directly impact the profitability, return to shareholders and other performance criteria of the corporation. The plan is designed to reward these individuals for attaining and sustaining high levels of performance and profitability, and for meeting and exceeding the short and long term goals of the corporation. The Board believes that this plan is desirable and necessary in order to attract, retain and motivate high quality executives to manage the corporation.

II.     DURATION

        This is an annual performance plan. Although it is the company's intention to offer this plan, or a similar one, on an ongoing basis, there is no guarantee that it will be extended beyond the current year. All participants will be notified of any extension, change or termination prior to the end of the first quarter of the calendar year.

III.    PLAN DESCRIPTION

        The plan is designed to reward participants based upon the company's performance versus financial goals established as part of the annual budget and Strategic Plan.

        In order to protect shareholder interests, the plan requires a minimum return on assets and equity before any incentive award can be paid. As the returns rise above the minimum thresholds, incentives also rise accordingly. The award levels will be spelled out in a separate document prior to the end of the first quarter of the calendar year.

        The plan will also identify key benchmark operating ratios that must be met in order for the plan to pay out in full. These benchmarks may include the CAMEL rating, efficiency ratio, ratio of non-performing assets to total assets, ratio of loan loss reserve to non-performing loans and the delinquency ratio. Failure to achieve any of the benchmarks may result in the elimination or lowering of the plan award at the discretion of the Compensation Committee.

IV.     PLAN ADMINISTRATION

        The Compensation Committee of the Board of Directors has the responsibility for designing and administering the plan. Before the beginning of each year, the Committee will review and revise the plan, and establish specific goals and award thresholds. The Committee may adjust the plan and/or payouts accordingly for extraordinary events during the year which could affect the plan either positively or negatively.



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V.      PLAN PARTICIPANTS

        Key executives of FP Bancorp and First Pacific National Bank who are responsible for directing significant management functions within the company are eligible for participation. Before the beginning of each year, the Compensation Committee shall review the recommendations of the company's executive management for participants and award levels. Participants may be added during the plan year at the discretion of the Compensation Committee, with their incentive awards prorated accordingly.

VI.     PAYMENT SCHEDULE

        The company will pay out the incentive awards as soon as practical after the end of the calendar year and after the company's outside auditors have reviewed the earnings and award calculations. All participants must be employed by the company on the final day of the plan year to be included in the incentive plan payout. Participants leaving the bank voluntarily or for cause prior to year end will be ineligible for any awards under this plan.

VII.    IMPACT OF MERGERS

        In the event the company becomes involved in a merger or acquisition, the Compensation Committee may, at its discretion, adjust and continue the plan accordingly.




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                                FP BANCORP, INC.
               1998 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN
                         BENCHMARKS FOR 1998 BONUS POOL

                                                                    ------------------------------------------------
                                                                              PLAN                     FP

                                                                           BENCHMARK                  PLAN*

         -----------------------------------------------------------------------------------------------------------
         1)    a)   Safety and Soundness CAMEL Rating (at FPNB)                   "2" or better                  2

               b)   CRA Rating (at FPNB)                               "Satisfactory" or better       Satisfactory

               c)   Compliance Rating (at FPNB)                        "Satisfactory" or better       Satisfactory

               d)   FRB Overall Rating (at FP Bancorp)                 "Satisfactory" or better       Satisfactory

         2)         Efficiency Ratio (average prior to closing)                     60% or less             59.00%

         3)         Nonperforming assets/Total assets                             1.00% or less              0.67%

         4)         Delinquency ratio                                             1.75% or less              1.75%

         -----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*FP plan at March 31, 1998.

        Budget includes $1.26 million of OREO, $650,000 of nonaccrual and $500,000 of > 90 day accruing.

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                                FP BANCORP, INC.
                       BONUS POOL CALCULATION - 1998 PLAN


                                                                                    FINDLAY
                                                                                 SUPER PREMIER                FP BUDGET
--------------------------------------------------------------------------------------------------------------------------
Net income (after tax)*          $   3,500,000      $   4,000,000      $   4,500,000      $   5,000,000      $   5,425,700

add: incentive pool              $           0      $     267,000      $     293,500      $     320,000      $     300,000

add:  provision for loan         $   1,078,300      $   1,078,300      $   1,078,300      $   1,078,300      $   1,078,300
      losses

ADJUSTED PROFIT                  $   4,578,300      $   5,345,300      $   5,871,800      $   6,398,300      $   6,804,000
--------------------------------------------------------------------------------------------------------------------------
ROA**                                     0.92%              1.05%              1.18%              1.31%              1.42%

AROA**                                    1.20%              1.40%              1.54%              1.68%              1.79%

ROE***                                   13.36%             15.27%             17.18%             19.09%             20.72%

AROE ***                                 17.48%             20.41%             22.42%             24.43%             25.98%

Bonus %                                    0.0%               5.0%               5.0%               5.0%               5.0%
--------------------------------------------------------------------------------------------------------------------------

BONUS AMOUNT                     $           0      $     267,265      $     293,590      $     319,915      $     340,200
==========================================================================================================================
                                                                                                                    ****


--------------------------------------------------------------------------------------
Net income (after tax)*            $   6,500,000      $   7,000,000      $   7,500,000

add: incentive pool                $     399,000      $     425,000      $     452,000

add:  provision for loan           $   1,078,300      $   1,078,300      $   1,078,300
losses

ADJUSTED PROFIT                    $   7,977,300      $   8,503,300      $   9,030,300
--------------------------------------------------------------------------------------
ROA**                                       1.71%              1.84%              1.97%

AROA**                                      2.09%              2.23%              2.37%

ROE***                                     24.82%             26.73%             28.64%

AROE ***                                   30.46%             32.47%             34.48%

Bonus %                                      5.0%               5.0%               5.0%
--------------------------------------------------------------------------------------

BONUS AMOUNT                       $     398,865      $     425,165      $     451,515
======================================================================================



*         Actual income to be annualized based on number of days in operating period.
**        Based on average assets of $380,800,000.
***       Based on beginning equity of $26,189,000 (unaudited 12/31/97).
**** Per Definitive Agreement, not to exceed $308,000 - payout to be pro rated by number of days in operating period.

          Note: Findlay Super Premier Performing Banks have an ROE of 17.50% or greater (when leverage ratio is 8% or less) and are in the top 5-8% of all California Banks.